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                                                                    EXHIBIT 10.3
[LOGO]










                                    AGREEMENT

                                     BETWEEN

                         THE ROYAL BANK OF SCOTLAND PLC

                                       AND

                             CORGI CLASSICS LIMITED

         (in respect of a Revolving Advance Facility of GBP3,000,000)














               Registered in Scotland No 90312 Registered Office:
                     36 St Andrew Square, Edinburgh EH2 2YB



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THIS IS AN IMPORTANT DOCUMENT WHICH SETS OUT THE TERMS AND CONDITIONS OF THE
FACILITY. WE RECOMMEND THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OUTLINED.



THIS AGREEMENT is made between:-

(1)          THE ROYAL BANK OF SCOTLAND PLC; and

(2)          CORGI CLASSICS LIMITED

by which it is agreed as follows:-

1            PURPOSE AND DEFINITIONS

1.1 This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrower for the purpose of its business (including working capital purposes of the Group's businesses in the United Kingdom and the United States of America) a revolving advance facility of GBP3,000,000 in terms of which the Bank will make Advances to the Borrower.

1.2 The Bank and the Borrower may, under a separate dealing line, enter into foreign exchange transactions subject to the standard terms of the 1992 ISDA Master Agreement. Any such transactions will reduce the amount of the Facility available under this Agreement for the duration of the relevant transactions. The extent of the reduction will be determined by the Bank applying a 10% weighting to the Sterling equivalent nominal amounts of the transactions (in the case of transactions not involving the sale of sterling, such sterling equivalents being calculated at an appropriate valuation rate (in respect of the currency being sold) as determined by the Bank at 4.15 p.m. (London Time) the previous Business Day).

1.3          In this Agreement unless the context otherwise requires:-

             "ADVANCE" means any utilisation pursuant to Clause 3;

             "BANK" means The Royal Bank of Scotland plc and its successors and assigns;

             "BASE ACCOUNTS" means the audited financial statements of the Borrower and the consolidated audited financial statements of the Group for the period ended 31 March 2000;

             "BORROWER" means Corgi Classics Limited, Company Number 03034370;

             "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London;

             "COMMITMENT PERIOD" means the period commencing on the last date on which this Agreement is signed and ending on 30th June 2005 or such other date as may be agreed by the Bank pursuant to Clause 2;

             "CORGI CLASSICS, INC." means Corgi Classics, Inc., a company registered in the United States of America and having its address at Suite 205, 430 West Erie, Chicago, IL 60610 USA;

             "CORPORATE OFFICE" means the Bank's Leicestershire Corporate Business Centre at St John's House, East Street, Leicester LE1 6NB or such other branch/office as the Bank may notify to the Borrower from time to time;

             "EVENT OF DEFAULT" means any of the events described in Clause 12;


             "FACILITY" means the revolving advance facility provided pursuant to this Agreement;

             "FACILITY AMOUNT" means GBP3,000,000 or such lesser amount as may result from the cancellation of any portion of the Facility pursuant to Clause 2;

             "GAAP" means generally accepted accounting practice in the United Kingdom;

             "GROUP" means at any time the Borrower and its Subsidiary Undertakings at such time;


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             "ICON" means Icon Collectibles Limited, Company Number 03542813;

             "IIH" means Interval Investment Holdings Ltd, a company registered in the British Virgin Islands and having its address at PO Box 119, Palm Chambers, Road Town, Tortola, British Virgin Islands;

             "LLEDO" means Lledo Collectibles Limited, Company Number 03229017;

             "MARGIN" means a rate of 1.75% per annum until 31st March 2002. Thereafter the rate will be calculated with reference to the following table, dependent upon the ratio of PBIT to Borrowing Costs achieved pursuant to Clause 10.1(c). The Margin will be reviewed annually on receipt of the audited financial statements of the Borrower pursuant to Clause 9.3(a)(i) and the relative certificate of compliance produced pursuant to Clause 9.3(a)(v) and the resultant Margin will be backdated to the beginning of the Borrower's current financial year and will apply for the whole of that financial year.


                       Ratio                                           Margin to apply
                       -----                                           ---------------
                       Less than 2.25 : 1                              2%     (subject to Bank's agreement
                                                                       being  given  pursuant  to Clause 12.2)
                       2.25 : 1 (or greater) and less than 4 : 1       1.75%
                       4 : 1 and above                                 1.5%


             The Bank will notify the Borrower in writing of any changes in the Margin and if there is any dispute as to the calculation by the Bank of the Margin to apply, the decision of the Bank will, in the absence of manifest error, be conclusive and binding on the Borrower;

             "PARENT" means Corgi Classics Holdings Limited, Company Number 03811954;

             "QUALIFYING BANK" means any bank which is for the purposes of
             Section 349 of the Income and Corporation Taxes Act 1988 within the charge to United Kingdom corporation tax as regards any interest payable to it in terms of this Agreement;

             "SBLC Facility Agreement" means the facility agreement dated 28 July 1999 amongst (a) Zindart, (b) Hua Yang Holdings Company Limited and Hua Yang Printing Holdings Limited, (c) ABN Amro Bank NV and others, (d) ABN Amro Bank NV, Hong Kong Branch (as agent),
             (e) ABN Amro Bank NV, Hong Kong Branch (as fronting bank) and (f) others and the term loan between (i) the Parent and ABN Amro Bank NV, London Branch, as such agreements may be amended, varied or replaced;

             "STERLING" and the sign "GBP" means the lawful currency of the United Kingdom;

             "SUBSIDIARY" shall have the meaning ascribed to it in Section 736 of the Companies Act 1985;

             "SUBSIDIARY UNDERTAKING" shall have the meaning ascribed to it in
             Section 258 of the Companies Act 1985;

             "TAXES" means all present and future income and other taxes, levies, imposts, deductions, charges, fees, compulsory loans or withholdings of whatsoever nature together with interest thereon and penalties in respect thereof if any and "Taxation" shall be construed accordingly;

             "TRADE RECEIVABLES" means the sum of up to US$5,400,000 outstanding at the date hereof and due from the Borrower to Zindart (HK) in respect of the purchase of products manufactured or sold by Zindart
             (HK);

             "ZINDART (BERMUDA)" means Zindart Limited, a company registered in Bermuda and having its address at Clarendon House, 2 Church Street, PO Box HM666, Hamilton HMCX, Bermuda; and

             "ZINDART (HK)" means Zindart Limited, a company registered in Hong Kong and having its address at Flat C&D, 25 F1, Block 1, Tai Ping Industrial Centre, 57 Ting Kok Road, Tai Po, New Territories, Hong Kong .

1.4 Headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa.


2            AVAILABILITY AND CANCELLATION


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2.1          Subject to the other provisions of this Agreement the Bank agrees to make the Facility available for drawing by the Borrower during the Commitment Period. If requested by the Borrower, the Bank may at its sole discretion extend the Commitment Period on terms acceptable to the Bank and the Borrower.

2.2 The Borrower shall during the Commitment Period by notice to the Corporate Office be entitled to cancel any unutilised portion of the Facility. Such notice shall be unconditional and irrevocable. Any portion cancelled shall not be available for drawing and the Facility Amount shall be reduced accordingly.


3            UTILISATION

3.1 The Facility shall be drawn in Advances, up to the Facility Amount, as and when required during the Commitment Period.

3.2 Each request for an Advance shall be made to the Corporate Office specifying:-

             (a) the amount of the Advance which shall be not less than GBP25,000 or such other amount which is acceptable to the Bank;

             (b) the date on which the Advance is required, which must be a Business Day; and

             (c) the duration of the Advance which shall be 3, 6, 9 or 12 months (or such other duration which is acceptable to the Bank) subject to the proviso that the duration of any Advance shall not extend beyond the expiry date of the Commitment Period.

             Each request shall be unconditional and irrevocable and unless otherwise agreed by the Bank shall require to be received not later than 11 a.m. on the date on which the Advance is required.

3.3 The amount of each Advance shall be debited to a specifically designated account ("the Loan Account") in the name of the Borrower with the Bank and credited to a current account ("the Current Account") in name of the Borrower with the Bank. The details thereof shall be confirmed to the Borrower in writing by the Bank.


4            INTEREST

4.1 The Borrower shall pay to the Bank interest at a rate which is equivalent to the Margin above the Bank's Base Rate. As at 18th January 2001 this formula produced a rate of 7.75%. The Bank's Base Rate may vary from time to time.

4.2 For the purpose of calculating interest, the total of the cleared credit balance on the Current Account shall be netted against the cleared debit balance on the Loan Account.

4.3 Interest shall be calculated on the net balance calculated pursuant to Clause 4.2 both before and after demand, court decree or judgment on a daily basis and on a year of 365 days and shall be payable quarterly on the penultimate Business Day of March, June, September and December in each year and on final repayment of the last Advance. Any interest unpaid when payable shall be compounded.

4.4 Interest shall unless otherwise mutually agreed be debited to a current account maintained by the Borrower with the Bank.


5            REPAYMENT AND PREPAYMENT

5.1 Each Advance shall be repaid on maturity by payment of the relevant amount to the Corporate Office.

5.2 The Borrower may prepay any Advance or part thereof (this part to be an integral multiple of GBP25,000) by giving notice to be received by the Bank at the Corporate Office not later than 11 a.m. two Business Days prior to the prepayment being made. This notice shall be unconditional and irrevocable.

5.3 Any repayment/prepayment made pursuant to Clause 5.1 or 5.2 will be available for redrawing as an Advance during the Commitment Period subject to the provisions of Clauses 2 and 3.



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6            INCREASED COSTS

6.1 If by reason of (i) the introduction of or any change in law or its interpretation or administration and/or (ii) compliance with any request or requirement of any central bank or other fiscal, monetary or other authority (including without limitation, a request or requirement which affects the manner in which the Bank allocates capital resources to its obligations hereunder):-

             (a) the Bank incurs a cost as a result of entering into this Agreement performing its obligations and/or assuming or maintaining its commitment hereunder and/or making the Facility available; or

             (b) the Bank is unable to obtain the rate of return on its overall capital which it would have been able to achieve but for its entering into this Agreement, performing its obligations and/or assuming or maintaining its commitment hereunder and/or making the Facility available; or

             (c) there is any increase in the cost to the Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Facility; or

             (d) the Bank incurs a cost as a result of its having made the Facility available or the Bank becomes liable to make any payment on account of tax or otherwise (other than a tax imposed on its overall net income) on or calculated by reference to the amount of the Facility and/or any sum received or receivable by it hereunder, or any liability in respect of any such payment is imposed, levied or assessed against the Bank then the Borrower shall from time to time within three Business Days of a demand by the Bank, pay to the Bank amounts sufficient to indemnify the Bank against, as the case may be, (i) such costs,
             (ii) such reduction in the rate of return (or such proportion of such reduction as is in the opinion of the Bank attributable to its obligations hereunder), (iii) such increased costs (or such proportion of such increased costs as is in the opinion of the Bank attributable to its funding the Facility), or (iv) such cost or liability (or such proportion thereof as is in the opinion of the Bank attributable to making the Facility available).

6.2 If the Bank makes a claim pursuant to Clause 6.1 it shall promptly after it becomes aware of the circumstances giving rise to such claim deliver to the Borrower a certificate to that effect setting out in reasonable detail the basis of such claim. This certificate shall be conclusive in the absence of manifest error.


7            CONDITIONS PRECEDENT

7.1 The Bank shall be under no obligation to make the Facility or any Advance available until it has received the following and is satisfied with the same:-

             (a) the duplicate of this Agreement signed on behalf of the Borrower;

             (b) a certified copy of the Resolution of the Board of Directors of the Borrower approving the transaction contemplated by this Agreement and authorising a specified person/s to:-

                       (i)        sign this Agreement on behalf of the Borrower;

                       (ii) negotiate the drawing of any Advances under this Agreement on behalf of the Borrower;

                       (iii) sign and/or endorse any documents required under this Agreement on behalf of the Borrower together with a specimen of the signature of the person/s so authorised;

             (c) deeds of subordination regulating the facilities granted to the Borrower by (i) the Bank and (ii) facilities in aggregate of GBP8,106,000 granted by Zindart (HK) and the Parent, in form and substance satisfactory to the Bank;

             (d) legal opinions addressed to the Bank, provided by the Borrower's legal advisers, on Zindart (HK) and Corgi Classics, Inc. in form and substance satisfactory to the Bank and the Bank's legal advisers;


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             (e)       evidence satisfactory to the Bank that Corgi Classics,
                       Inc. and Zindart (Bermuda) are wholly owned Subsidiaries of the Borrower;

             (f) letters of consent addressed to Zindart (HK) and to the Parent respectively from (i) ABN Amro Bank NV and the Instructing Banks (all as defined in the SBLC Facility Agreement) and (ii) ABN Amro Bank, London, agreeing to the provision of the Facility to the Borrower and, where appropriate, to the security granted or to be granted in terms of Clause 11.1;

             (g) a post closing obligation letter from Corgi Classics, Inc. to the Bank in a form and substance satisfactory to the Bank.

7.2 The Bank shall furthermore not be obliged to make the Facility or any Advance available unless the following conditions are satisfied:-

             (a) the security referred to in Clause 11.1(b) has been completed to the Bank's satisfaction;

             (b) no Event of Default (or event which with the giving of notice, lapse of time or other conditions under this Agreement may constitute an Event of Default) has occurred and is continuing or might result from the drawing of an Advance under the Facility; and

             (c) the representations and warranties in Clause 8 are true with respect to the facts and circumstances then existing.


8            REPRESENTATIONS AND WARRANTIES

8.1 The Borrower represents and warrants (save as disclosed to and agreed by the Bank) that:-

             STATUS
             (a) it and its Subsidiaries are duly incorporated and validly existing and has power to own their property and assets and carry on their business as presently conducted;

             POWERS AND AUTHORITY
             (b) it has power to execute, deliver and perform its obligations under this Agreement and it and its Subsidiaries have power to execute, deliver and perform their obligations under any security provided by it pursuant to Clause 11, all necessary corporate, shareholder or other action has been taken to authorise the execution, delivery and performance of this Agreement and of any security provided, and no limitation on the powers of the Borrower or the powers of its Directors shall be exceeded as a result of the drawing of an Advance under the Facility;

             LEGAL VALIDITY
             (c) this Agreement and any security provided by it and its Subsidiaries pursuant to Clause 11 constitute legal, valid and binding obligations on it and its Subsidiaries;

             NON-CONFLICT
             (d) the entry into and performance of the terms and conditions of this Agreement and of any security provided by it and its Subsidiaries pursuant to Clause 11 do not and shall not contravene or conflict with their respective memoranda and articles of association, any law, statute, regulation or other instrument binding on it and its Subsidiaries or any of its/their assets, or any agreement or document to which they are a party or is binding on it or its Subsidiaries or any of their assets;

             AUTHORISATIONS AND COMPLIANCE
             (e) it and its Subsidiaries hold and are in compliance in all material respects with (i) all necessary licences, permits, consents or other authorisations required for conducting their business and (ii) all applicable laws and regulations or other legal requirements;

             BREACH OF OTHER AGREEMENTS
             (f) it is not (nor with the giving of notice, lapse of time or satisfaction of any other condition would be) in breach of or in default under any agreement or document to which it is party or by which it or any part of its assets may be bound which could have a material adverse effect on the business, assets or financial condition of the Borrower or on its ability to perform fully its obligations under this Agreement or under any security provided pursuant to Clause 11;

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             ACCOUNTS
             (g) the Base Accounts/its latest audited financial statements and where appropriate the latest consolidated audited financial statements of the Group as provided to the Bank have been prepared in accordance with GAAP and fairly represent its financial condition and where appropriate the financial condition of the Group and there has been no material adverse change in its business or financial condition or the business or financial condition of the Group since the date of those financial statements;

             LITIGATION
             (h) no litigation, arbitration or administrative proceeding is taking place (including without limitation any action under any environmental law or regulation), pending or to the knowledge of its officers threatened against it or its Subsidiaries or any part of their undertaking, assets or revenues which, if adversely determined would give rise to a judgement or enforcement action for an amount (in any one case) of more than GBP50,000;

             ENCUMBRANCES
             (i) no charges or other encumbrances in the nature of a security interest exist on its assets or the assets of any of its Subsidiaries other than any charges or encumbrances in favour of the Bank or security rights arising in the ordinary course of business by operation of law;

             ENVIRONMENT
             (j) so far as it is aware, it and its Subsidiaries (i) are in compliance with all applicable environmental laws, regulations and practices, (ii) hold and are in compliance with all necessary licences, permits, consents or other authorisations essential for the conduct of their business; and (iii) have not previously conducted nor are currently conducting their business in any manner which could form the basis of any environmental claim against them;

             INFORMATION
             (k) all written information provided to the Bank by the Borrower regarding the Group is, as far as it relates to facts, true and accurate in all material respects and, so far as it consists of projections, such projections, when made, were prepared in good faith, after careful consideration and on the basis of reasonable assumptions and there is no additional undisclosed information which is in the possession of the Borrower, had it been disclosed to the Bank, could have been reasonably expected to cause the Bank to withdraw its offer of Facilities to the Borrower; and

             NO DEFAULT
             (l)       no Event of Default has occurred.

             REPETITION
8.2 The representations and warranties contained in Clause 8.1, (other than 8.1(g) in respect of the Base Accounts and 8.1(k) in respect of information provided to the Bank prior to the date of this Agreement) shall survive the signing of this Agreement and shall be deemed repeated on the drawing of each Advance under this Agreement.


9            UNDERTAKINGS

9.1 The undertakings in this Clause 9 shall continue in effect for so long as the Agreement remains in force.

             USE
9.2 The Borrower shall use the Facility for the purpose specified in Clause 1.1.

             FINANCIAL INFORMATION
9.3          (a)       The Borrower shall supply to the Bank:-

                       (i) as soon as they become available but in any event within 180 days after the end of its financial year the audited financial statements of the Borrower and the consolidated audited financial statements of the Group for that year;

                       (ii) as soon as they become available but in any event within 30 days after the end of the accounting period to which they relate, and in a format acceptable to the Bank, monthly management accounts of the Borrower and the consolidated monthly management accounts of the Group incorporating balance sheet and profit and loss account, cash flow statement and aged lists of debtors and creditors;

                       (iii) promptly all notices or other documents sent by the Borrower to all or a class of its
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                                  shareholders and/or its creditors;

                       (iv) promptly such further information in the possession of the Borrower regarding the financial condition and operations of the Borrower and the Group as the Bank may reasonably request provided that (i) the Bank will only be entitled to request additional accounts of the Borrower if the Borrower is in breach of the financial covenants set out in Clause 10.1 or the Bank believes the Borrower may be in breach of such covenants and (ii) the Borrower will only be requested to pass information to the Bank which may be subject to confidentiality agreements if the Bank satisfies any or all confidentiality requests set out in such agreements

                       (v) on each occasion financial statements are supplied to the Bank pursuant to Clause 9.3(a)(i), a certificate, in a format shown in the schedule to this Agreement, signed by a Director/the Secretary of the Borrower confirming compliance or otherwise with the financial covenants detailed in Clause 10.1 outlining the financial covenant levels and including detailed workings.

             (b) The Borrower undertakes to ensure that all accounts and other financial information submitted to the Bank pursuant to Clause 9.3(a) are prepared consistently and in accordance with GAAP.

             NOTIFICATION OF DEFAULT
9.4 The Borrower shall notify the Bank of any Event of Default immediately upon becoming aware of its occurrence.

             NEGATIVE PLEDGE
9.5 The Borrower shall not, nor shall it permit any of its Subsidiaries to, create nor permit to subsist any charge, lien or other encumbrance in the nature of a security interest (except a lien or other security interest arising by the operation of law in the ordinary course of business) on the whole or any part of the present or future assets of the Borrower or its Subsidiaries except
             (i) with the prior written consent of the Bank or (ii) any liability in respect of any purchase price for products manufactured or sold by Zindart (HK) or any of its Subsidiary Undertakings or any manufacturer or supplier to the Borrower in the normal course of business on arm's length commercial terms.

             OTHER OBLIGATIONS
9.6 The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any obligations whether by way of borrowing from another source, leasing commitments, factoring of debts, granting of guarantees or by any other means (other than as already disclosed to the Bank prior to the date of this Agreement) except
             (i) with the prior written consent of the Bank or (ii) any liability in respect of any purchase price for products manufactured or sold by Zindart (HK) or any of its Subsidiary Undertakings or any manufacturer or supplier to the Group in the normal course of business on arm's length commercial terms and for the avoidance of doubt, the Borrower shall not be prevented from repaying such liabilities as referred to in points (i) and (ii) or Trade Receivables to Zindart (HK).

             MATERIAL CHANGE IN BUSINESS
9.7 The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or threaten to make any material change in the nature of its business as presently conducted except with the prior written consent of the Bank.

             DISPOSAL OF ASSETS
9.8 The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, lease (or where a lease is already in existence, consent to the lease being assigned) or otherwise dispose of all or a substantial part of the assets of the Borrower or its Subsidiaries except with the prior written consent of the Bank provided that, with the specific exception of those assets detailed in Clause 9.10, disposals of assets (i) not exceeding GBP50,000 in aggregate in any financial year or (ii) subject to a floating charge only, made in the ordinary course of business of the Borrower or the business of its Subsidiaries shall be permitted.

             RESTRICTIONS ON REPAYMENT OF EQUITY/LOAN
9.9 The Borrower shall not without the prior written consent of the Bank:-

             (a) declare or pay or permit the payment of any dividend on any of its shares; or
             (b) pay or permit the payment of any unpaid arrears and accruals of any dividend in respect of its share capital; or
             (c) make any other distribution of income to any of its members; or
             (d) make any distribution of capital (whether in cash or in specie) to its members; or
             (e)       redeem or purchase any of its shares; or

             (f)       otherwise reduce its capital; or
             (g) without the prior consent of the Bank, repay any equity/loan funding provided to it by any person other than the Bank unless and until the Facility has been repaid in full; or
             (h) pay or permit the payment of any interest in respect of any such loans or any fees, costs, expenses or commission to the relevant lender.

             TRADENAMES
9.10 The Borrower shall procure that all trademarks, tradenames, service marks, logos, designs and emblems relating to the 'Corgi', 'Lledo' and 'Icon' businesses shall, throughout the term of the Facility, remain the sole and exclusive property of the Borrower or a Group company which has granted appropriate security to the Bank and that all other intellectual property rights used by the Borrower and the Group in connection with its/their business shall throughout the term of the Facility remain either the sole and exclusive property of the Borrower or a Group company which has granted appropriate security to the Bank or be used under valid licence agreements.

             INSURANCES
9.11 The Borrower shall, and shall procure that each of its Subsidiaries shall, effect and maintain such insurance over its assets and business in such manner and to such extent as is reasonable and customary for a business engaged in the same or a similar activity and the same or similar localities to the Borrower or its Subsidiaries subject to the terms of any security provided by the Borrower or its Subsidiaries.

             CURRENT ACCOUNT
9.12 The Borrower shall maintain its current account banking business with the Bank and with Standard Chartered Bank, GPO Box 21, Hong Kong and Corgi Classics, Inc. shall maintain its current account banking business with La Salle, 135 South La Salle Street, Chicago, USA.

             ENVIRONMENT
9.13 The Borrower shall, and shall procure that each of its Subsidiaries shall:-

             (a) comply with any applicable environmental laws, regulations or practices and comply with and renew all licences, permits, consents or other authorisations held in respect of the Borrower's/its Subsidiaries business;

             (b) conduct its business in a manner which cannot form the basis of an environmental claim against it; and

             (c) as soon as it becomes aware of the same, promptly notify the Bank of any breach of any environmental law, regulation or practice or any licence, permit, consent or other authorisation held and remedy at the Borrower's expense any such breach by use of the best available techniques not entailing excessive cost.

             AUTHORISATIONS AND COMPLIANCE
9.14 The Borrower shall, and shall procure that each of its Subsidiaries shall:-

             (a) comply in all material aspects with all licences, permits, consents or other authorisations held and with any applicable laws, regulations or other legal requirements; and

             (b) as soon as it becomes aware of the same, promptly notify the Bank of any breach of (i) any law, regulation or other legal requirement and/or (ii) any licence, permit, consent or other authorisation held and immediately remedy such breach.

             ILLEGALITY
9.15 The Borrower shall on receiving notice from the Bank repay all Advances outstanding either forthwith or on a future specified date together with interest accrued to the date of repayment and all other amounts payable under this Agreement by the Borrower if any change in or the introduction of any law, regulation, treaty, official directive or rule of any regulatory authority or organisation having jurisdiction or any change in the interpretation or application thereof should render it unlawful or a breach thereof for the Bank to make the Facility available or to give effect to its obligations and exercise its rights contemplated by this Agreement.

             POST CLOSING OBLIGATIONS LETTER
9.16 The Borrower shall procure that Corgi Classics, Inc. satisfies its obligations under the post closing obligations letter, dated of even date herewith, from Corgi Classics, Inc. to the Bank.

10           FINANCIAL COVENANTS

             COVENANTS
10.1 The Borrower undertakes that, in relation to the financial covenant in (a) below at each date for compliance specified in Clause 10.3 and in relation to the financial covenants in (b) and (c) below for each accounting period ending on such date, the financial position/performance of the Group shall be/have been such that:-

             MINIMUM NET TANGIBLE ASSETS
             (a) Consolidated Net Tangible Assets are not less than the amount set out in Column A below at any date for compliance falling within the period detailed in Column B below opposite such amount:-

                           Column A                          Column B
                           --------                          --------
                     GBP9,000,000                        date of drawdown of the Facility to 31 March 2003
                     GBP10,000,000                       1 April 2003 and thereafter



             Net Cash Flow:Borrowing Costs Paid
             (b) the ratio of Consolidated Net Cash Flow to Consolidated Borrowing Costs Paid shall not be less than 1 : 1

             PBIT:Borrowing Costs
             (c) the ratio of Consolidated PBIT to Consolidated Borrowing Costs shall not be less than the ratio set out in Column A below for any accounting period ending during the period detailed in Column B below opposite such ratio:-


                           Column A                          Column B
                           --------                          --------
                           2.25 : 1                          date of drawdown of the Facility to 31 March 2002
                           3 : 1                             1 April 2002 to 31 March 2003
                           4 : 1                             1 April 2003 and thereafter.


             FINANCIAL DEFINITIONS
10.2 For the purposes of Clause 10.1 the following definitions shall have the meanings shown opposite them:-

             "Consolidated Borrowing Costs" means, in relation to any accounting period of the Group, the aggregate of all interest, commission, fees, and charges payable by the Group in respect of its Consolidated Gross Borrowings during such period including without limitation:-

             (i)     capitalised interest;

             (ii)    finance lease charges; and

             (iii) dividends on shares issued on the basis that they are or may become redeemable; but excluding interest payable by associates and joint ventures;

             "Consolidated Borrowing Costs Paid" means, in relation to any accounting period of the Group, the aggregate of all interest, commission, fees, and charges paid and due to be paid by the Group in respect of its Consolidated Gross Borrowings during such period including without limitation:-
             (i)     capitalised interest;
             (ii)    finance lease charges; and
             (iii) dividends on shares issued on the basis that they are or may become redeemable; but excluding interest paid by associates and joint ventures;

             "Consolidated Gross Borrowings" means at any time the aggregate of all obligations of the Group for the repayment of money, whether present or future, actual or contingent incurred in respect of:-
             (i)     money borrowed from all sources;
             (ii) any bonds, notes, loan stock, debentures or similar instruments;
             (iii) acceptance credits, bills of exchange or documentary credits;
             (iv) shares issued on the basis that they are or may become redeemable (at redemption value);
             (v)     gross obligations under finance leases;
             (vi)    the factoring of debts;
             (vii) guarantees, indemnities or other assurances against financial loss; and
             (viii) amounts raised or obligations incurred in respect of any other transaction which has the commercial effect of borrowing.

             For the avoidance of doubt, any liabilities in relation to trade debts, including any amounts owing to Zindart (HK) and any of its Subsidiary Undertakings which arise as a result of the supply of goods and services to the Group in the normal course of business and in relation to the Trade Receivables (the "Trade Debt"), shall be excluded in computing Consolidated Gross Borrowings. However, any amounts owed to Zindart (HK) and the Parent by the Group other than the Trade Debt (including the GBP8,106,000 subordinated loans outstanding at the date of this Agreement) shall be included in computing Consolidated Gross Borrowings;

             "Consolidated Net Cash Flow" means in relation to any accounting period of the Group, the Group's net cash flow from operating activities less the aggregate of (i) tax paid and (ii) Dividends paid;

             "Consolidated Net Tangible Assets" means at any time the aggregate of the amount paid up or credited as paid up on the issued share capital of the Borrower plus or minus (a) any amount standing to the credit or debit of the consolidated capital and revenue reserves of the Group (including any share premium account or capital redemption reserve) and (b) any credit or debit balance on the consolidated profit and loss account of the Group (excluding for the avoidance of doubt any amount attributable to minority interests), less the aggregate of any amounts attributable to:-

             (i) pension fund prepayments (net of related deferred tax provisions), capitalised goodwill or any other intangible assets;
             (ii) shares issued on the basis that they are or may become redeemable (at redemption value);
             (iii)   advance corporation tax recoverable or deferred tax assets;
                     and
             (iv) the upward revaluation of any asset after 31 March 2000 except to the extent that such revaluation is approved in writing for the purposes of this definition by the Bank;

             "Consolidated PBIT" means, in relation to any accounting period of the Group, the profit/loss of the Group on ordinary activities before tax and after exceptional items but after ADDING back:-

             (i) Consolidated Borrowing Costs (net of capitalised interest and dividends on redeemable shares);
             (ii)    amortisation of goodwill and other intangible assets;
             (iii)   interest payable by associates and joint ventures;
             (iv) the Group's share of operating losses arising in associates and joint ventures; and
             (v) the Group's share of exceptional losses arising in associates and joint ventures;

             and after DEDUCTING:-
             (vi) the Group's share of operating profits arising in associates and joint ventures;
             (vii)   interest receivable by associates and joint ventures;
             (viii) the Group's share of exceptional gains arising in associates and joint ventures;
             (ix)    interest receivable and other similar income; and
             (x)     income from fixed asset investments; and

             "Dividends" means, in relation to any accounting period of the Group, all dividends on the Borrower's:-
             (i)     ordinary share capital; and
             (ii) preference share capital (other than redeemable preference shares).

             COMPLIANCE DATES
10.3         (a)       The dates for compliance with Clauses 10.1 are :-

                       (i) each date as at which the financial statements produced pursuant to Clause 9.3(a)(i) are prepared;

                       (ii) each date as at which the management accounts produced pursuant to Clause 9.3(a)(ii) are prepared for the financial periods ended 31 March and 30th September each year (commencing 30 September 2001); and

                       (iii) each date as at which any additional accounts produced pursuant to Clause 9.3(a)(iv) are prepared.

             CALCULATION
10.4 The calculation of the financial covenants detailed in Clause 10.1 shall:-

             (a) be confirmed by the Bank with reference to the accounts/financial statements/compliance certificates produced pursuant to Clause 9.3(a). The calculation of financial covenants detailed in Clause 10.1(b) and (c) which are undertaken with reference to management accounts produced in accordance with Clause 9.3(a)(ii) shall be based on cumulative figures for the 12-month period ended on each relevant date for compliance;

             (b) be in accordance with the accounting principles and policies applied in connection with the Base Accounts.

             CONSISTENT APPLICATION OF ACCOUNTING PRINCIPLES
10.5 If any member of the Group (a) changes its accounting policies as applied in connection with the preparation of the Base Accounts whether as a result of a change in GAAP or otherwise, and/or (b) changes its financial year end, it shall immediately notify the Bank of the change to enable the Bank to determine whether the change affects the financial covenants in Clause 10.1. The Borrower and the Bank shall at the Bank's request negotiate in good faith with a view to agreeing such amendments to the financial covenants and/or the relevant definitions as set out in Clause 10.2 as may be necessary to provide the Bank with protection comparable to that granted as at the date of this Agreement. Any such amendments will be documented by means of a supplementary agreement between the Borrower and the Bank.

             COMPUTATION
10.6 If there is any dispute as to any computation under this Clause 10 (including any amendment sought pursuant to Clause 10.5) or as to the interpretation of any of the relevant definitions in Clause 10.2, the decision of the Bank shall, in the absence of manifest error, be conclusive and binding on the Borrower.

             Duration
10.7 The financial covenants set out in this Clause 10 shall remain in force so long as the Facility is available to the Borrower.


11           SECURITY

11.1 The obligations of the Borrower to the Bank under this Agreement shall be secured by:-

             (a) all existing security, if any, held by the Bank for the Borrower's liabilities; and

             (b)       security in the Bank's preferred form as follows:-

                       (i) a Debenture creating fixed and floating charges over the Borrower's whole property and assets;

                       (ii) an Unlimited Inter-company Guarantee among the Borrower, Corgi Classics, Inc., Lledo and Icon supported by:-

                                  (first)   a Security  Agreement by Corgi
                                            Classics,  Inc. creating fixed and
                                            floating charges over its whole
                                            property and assets;

                                  (second) a Debenture by Lledo creating fixed and floating charges over its whole property and assets; and

                                  (third)   a Debenture by Icon creating fixed
                                            and floating charges over its whole
                                            property and assets;

                       (iii) a charge(s) in a form satisfactory to the Bank of sums standing to the credit of all accounts at La Salle Bank, 135 South La Salle Street, Chicago, Illinois in the name of Corgi Classics, Inc.;

                       (iv) a Letter of Non-reactivation in a form satisfactory to the Bank in relation to Corgi Sales Limited, Company Number 3057179, Corgi Toys Limited, Company Number 3057178, Bassett Lowke Limited, Company Number 3228564, Bassett-Lowke (Railways) Limited, Company Number 3240766, Blow-ko Limited, Company Number 3228159, Zindart (Bermuda) and IIH; and

             (c) all future security which the Bank may from time to time hold for the Borrower's liabilities.

11.2 The Bank reserves the right, at any time and from time to time hereafter at its discretion, to require the Borrower or any Group company to enter into or procure the entering into of such additional or replacement security acceptable to the Bank as the Bank may satisfy.

11.3 For the avoidance of doubt the Borrower acknowledges that all security held and to be held by the Bank shall unless the security document expressly states otherwise secure all the liabilities of the Borrower to the Bank of whatsoever nature.

12           EVENTS OF DEFAULT

12.1         In the event that:-

             NON PAYMENT
             (a) the Borrower fails to repay any Advance and/or interest thereon on the due date (other than where the Borrower demonstrates to the satisfaction of the Bank that such failure is due to an administrative or technical payment error, in which case the Borrower shall have 3 Business Days from the due date to make such payment); or

             (b) the Borrower fails to pay any other amount payable under this Agreement within 3 Business Days of its due date; or

             MISREPRESENTATION
             (c) any representation or warranty made or repeated by the Borrower in this Agreement is or proves to have been incorrect in any material respect when made or repeated; or

             BREACH OF OTHER OBLIGATIONS
             (d) the Borrower fails to comply with any provision of this Agreement or the Borrower or any other grantor of security fails to comply with any provision of the security provided pursuant to Clause 11 and, where capable of remedy, such failure is not remedied to the reasonable satisfaction of the Bank within 10 Business Days of the Bank giving notice to the Borrower or other grantor requiring the Borrower or other grantor to remedy the same; or

             CROSS DEFAULT
             (e) the Borrower or any of its Subsidiaries defaults in the performance of any other agreement for borrowed monies so as to accelerate the due date of repayment thereunder or such borrowed monies are not repaid in full on the due date or repayment of any such borrowed monies is due on demand and is not paid in full forthwith on such demand being made provided that in the absence of any other Event of Default, this provision shall not apply to demand being made in respect of on demand facilities being made available by the Bank to the Borrower from time to time; or

             INSOLVENCY AND ANALOGOUS PROCEEDINGS
             (f) the Borrower or any of its Subsidiaries is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or the Borrower or any of its Subsidiaries otherwise becomes insolvent or suspends making payments to all or any class of its creditors or announces an intention to do so; or

             (g) any distress, diligence, execution, attachment or other legal process affects the whole or a material part of the assets of the Borrower or any of its Subsidiaries and is not discharged within 21 days; or

             (h) an administrative or other receiver or similar officer is appointed of the whole or any part of the assets of the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries requests any person to appoint such a receiver or similar officer or any other steps are taken to enforce any charge or other security over any of the property of the Borrower or any of its Subsidiaries; or

             (i) any order is made or any effective resolution is passed or a petition (other than a petition which is frivolous or vexatious or which is withdrawn within 21 days of presentation for advertisement provided the Bank has been notified of such petition prior to its advertisement) is presented or other steps are taken for:-

                       (i) the winding up, dissolution or liquidation of the Borrower or any of its Subsidiaries other than for the purpose of a reconstruction or amalgamation the terms of which have previously been approved by the Bank in writing; or

                       (ii) the making of an administration order against the Borrower or any of its Subsidiaries; or

             (j) any steps are taken by another creditor to repossess any goods in the possession of the Borrower or any of its Subsidiaries under any hire purchase, conditional sale, leasing, retention of title or similar agreement in relation to an undischarged debt in excess of GBP50,000; or

             CONTROL
             (k) control of the Borrower passes without the consent of the Bank to any person, firm or company acting either individually or in concert or control of any of its Subsidiaries passes without the consent of the Bank to any party outside the Group; or

             US BANK ACCOUNT
             (l) any steps are taken by another creditor which affect the Bank's security over Corgi Classics, Inc.'s bank account at La Salle Bank; or

             MATERIAL ADVERSE CHANGE
             (m) any event occurs which in the reasonable opinion of the Bank is likely to have a material adverse effect on the ability of the Borrower to comply with its obligations under this Agreement; or

             OTHER JURISDICTIONS
             (n) any event occurs which, under the applicable law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events detailed in this Clause 12.1 then in any such case and at any time thereafter while such event is continuing the Bank may by written notice to the Borrower cancel the Facility, terminate the obligations of the Bank under this Agreement and declare:-

             (i)       any Advances outstanding together with accrued interest;
                       and

             (ii)      all other sums owing under this Agreement

             to be immediately due and payable whereupon the same shall become due and payable.

12.2 Without prejudice to the Bank's rights and remedies upon the occurrence of an Event of Default as detailed in Clause 12.1, in the event of a breach of the financial covenant detailed in Clause 10.1(c), the Bank may, at its sole discretion, agree to waive the default in which case, interest will be charged at the Margin over the Bank's Base rate applicable at the relevant time.

12.3 Interest and/or commission shall continue to be charged on any outstanding Advances under this Agreement until all Advances are repaid and the outstanding interest, commission and other sums due in terms of this Agreement are paid in full.


13           FEES AND EXPENSES

13.1 The Borrower shall meet all costs, charges and expenses reasonably incurred (including the fees and expenses of any legal advisers whether directly employed by the Bank or who provide other services to the Bank) in connection with:-

             (a)       the preparation and execution of this Agreement; and

             (b) the constitution and discharge of the security detailed in Clause 11 and any further security granted in favour of the Bank pursuant to Clause 11.

13.2 The Borrower shall meet all costs, charges and expenses incurred (including the fees and expenses of any legal advisers whether directly employed by the Bank or who provide other services to the
             Bank) in connection with:-

             (a) the enforcement or preservation of the Bank's rights under this Agreement and the security held by the Bank;

             (b) any breach of any environmental law or regulation by the Borrower or its Subsidiaries; and

             (c)       the occurrence of any Event of Default.

13.3 The Borrower shall pay to the Bank an arrangement fee of GBP30,000 on the date which is the earlier of (i) the date on which the Borrower first utilises the Facility and (ii) the date which is 5 Business Days after this Agreement is signed on behalf of the Borrower.

13.4 The Borrower shall pay to the Bank a commitment commission calculated at the rate of 0.5% per annum on that part of the Facility Amount which remains unutilised from time to time during the Commitment Period. The commitment commission shall be charged with effect from 19th January 2001 and on the basis of actual days elapsed and a year of 365 days. Any sum due in respect of commitment commission shall be debited to a current account in name of the Borrower with the Bank quarterly in arrears. For the purposes of calculating commitment commission any reduction in the Facility Amount during a quarter will be deemed to take effect from the end of that quarter.

13.5 The Borrower authorises the Bank to debit any unpaid costs, charges, fees and expenses incurred pursuant to this Agreement to a current account in name of the Borrower with the Bank.


14           NOTICES

14.1 Every notice or other communication made under this Agreement shall unless otherwise stated be in writing (by way of letter, telex or facsimile transmission) and shall be given:-

             (a) in the case of the Borrower to its registered office marked for the attention of "The Company Secretary";

             (b)       in the case of the Bank to the Corporate Office.

14.2 Every notice or other communication shall be deemed to have been received:-

             (a) in the case of a letter when delivered personally or two days after its posting by first class post;

             (b) in the case of a telex or facsimile transmission when despatched.


15           MISCELLANEOUS

15.1 The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

15.2 The Bank may assign all or any part of its rights or benefits under this Agreement to a Qualifying Bank without the consent of the Borrower provided that following any such assignment the Borrower will have no greater obligation to the assignee than it had to the Bank under the terms of this Agreement prior to such assignment and the Borrower will not be liable for any costs and expenses incurred in relation to any such assignment. The Bank may disclose to a prospective assignee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrower as the Bank shall consider appropriate.

15.3 No delay or omission on the part of the Bank in exercising any of its rights powers or privileges under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right power or privilege preclude any other or further exercise thereof or the exercise of any other right power or privilege.

15.4 The provisions of this Agreement will remain in full force and effect until the later of (a) the expiry date of the Commitment Period and (b) the date on which all Advances outstanding together with interest thereon and all other sums outstanding under the Agreement are repaid in full.

15.5 To the extent that there is any conflict between the terms of this Agreement and the security referred to in Clause 11, the provisions of this Agreement shall prevail.

16           LAW

16.1 This Agreement shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF this Agreement is executed by the duly authorised representatives of the Bank and the Borrower.


For and on behalf of the Bank



Signature /s/ PAUL TANDY
          ......................

Date January 24, 2001
     ...........................

For and on behalf of the Borrower



Signature /s/ LEN KALKUN
          ......................

Date January 24, 2001
     ...........................

                                    SCHEDULE

                            CERTIFICATE OF COMPLIANCE

To:        The Royal Bank of Scotland plc
           Leicestershire Corporate Business Centre
           St Johns House
           East Street
           Leicester
           LE1 6NB




Dear Sirs

CORGI CLASSICS LIMITED -(GBP)3,000,000 REVOLVING ADVANCE FACILITY AGREEMENT
DATED [                ] 2001 (THE "FACILITY AGREEMENT")
CERTIFICATE OF COMPLIANCE IN RESPECT OF THE FINANCIAL YEAR ENDED [             ]

The calculations of the tests set out in the financial covenants detailed in Clause 10.1 are attached and the Borrower hereby confirms that the financial covenants have been complied with on the Compliance Dates referred to in Clause
10.3 of the Facility Agreement.

Yours faithfully





for and on behalf of
CORGI CLASSICS LIMITED



 .........................................
Director/Secretary

Extract from the Minutes of a Meeting of the Directors of

CORGI CLASSICS LIMITED (the "Company")




"After due consideration of all the circumstances and on being satisfied that it is for the benefit of the Company and in the interests of the Company for the purpose of carrying on its business to enter into a facility agreement (the "AGREEMENT") in the form now produced in respect of a revolving advance facility of GBP3,000,000 from The Royal Bank of Scotland plc (the "BANK")

It was resolved:

1.      That *                   be authorised to sign the Agreement on behalf
        of the Company; and

2.      That *                   be authorised to negotiate the drawing of any
        Advances under the Agreement and to sign and/or endorse any documents and notices required in connection with the Agreement on behalf of the Company."


I HEREBY CERTIFY that the foregoing is a true extract from the Minutes of a Meeting of the Directors of the Company at which (all appropriate interests having been declared) a quorum entitled to vote was present duly held on the
*      day of               and that a true copy of the Agreement has been
retained by the Company.




Secretary

* Please complete